UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

Renaissance Underwriting Managers Ltd. ("RUM"), a wholly-owned subsidiary of RenaissanceRe Holdings Ltd. (the "Company"), entered into as of July 1, 2005, an Investment Manager Agreement (the "Agreement") with BlackRock Financial Management, Inc. ("BlackRock"). Pursuant to the Agreement, BlackRock was appointed by RUM to be a sub-investment manager who will be responsible for the investment and reinvestment of certain of the assets of Renaissance Investment Holdings Ltd. ("RIHL"). RIHL, a wholly-owned subsidiary of the Company, was organized for the purpose of holding the investments in high quality marketable securities of the Company, its operating subsidiaries and certain of its joint venture affiliates. BlackRock may be removed by RUM as sub-investment manager, or may resign, upon 30 days' notice in writing.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description
10.1	Investment Manager Agreement, entered into as of July 1, 2005, by and between Renaissance Underwriting Managers Ltd. and BlackRock Financial Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: July 7, 2005	By:	/s/ Stephen H. Weinstein
Name: Stephen H. Weinstein Title: General Counsel, Corporate Secretary & Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit #	Description
10.1	Investment Manager Agreement, entered into as of July 1, 2005, by and between Renaissance Underwriting Managers Ltd. and BlackRock Financial Management, Inc.